Exhibit 99.1

Mr. Cooper Group Reports Third Quarter 2023 Results

  Reported total net income of $275 million, equivalent to ROCE of 26.2%
  Book value per share and tangible book value per share increased to $65.38 and $62.78
  Servicing UPB grew 10% y/y to $937 billion, establishing Mr. Cooper as the nation’s largest servicer
  Repurchased 1.0 million shares of common stock for $58 million
  Closed acquisitions of Home Point Capital and Roosevelt Management Company

DALLAS--(BUSINESS WIRE)--October 25, 2023--Mr. Cooper Group Inc. (NASDAQ: COOP) (the “Company”) reported third quarter net income of $275 million. Excluding other mark-to-market and certain other items, pretax operating income was $249 million, which benefitted from a $67 million gain from the collapse of a securitization trust. Excluding that gain, operating return on equity was 13.8% in the quarter. Other mark to market adjustment was $61 million, and other items included a $96 million preliminary bargain purchase gain related to the Home Point Capital Acquisition, a $39 million loss associated with equity investments primarily related to the sale of our Title business in 2021, and other items as is reconciled below.

Chairman and CEO Jay Bray commented, “Our impressive performance, highlighted by rising return on equity, strong book value per share growth, robust capital, and record liquidity, reflects the strength of our balanced business model. With our servicing portfolio now at $937 billion, Mr. Cooper’s consistent track record of growth has propelled us to the nation’s leading servicer, one step closer to achieving our $1 trillion target.”

Chris Marshall, Vice Chairman and President added, “I am very pleased with the outstanding performance of our operations, led by record servicing results and solid earnings in originations despite headwinds from rising rates. This drove our operating returns back into our 12-20% target range, distinguishing us from our competitors. Our focus on operational excellence and strategic initiatives positions us to continue to drive higher returns and sustained growth into the future.”

Additionally, the Company disclosed that Mr. Marshall has informed it of his plans to retire by the end of 2024. The Company has initiated a search process to identify his successor.

Servicing

The Servicing segment is focused on providing a best-in-class home loan experience for our 4.3 million customers while simultaneously strengthening asset performance for investors. In the third quarter, Servicing recorded pretax income of $361 million, including other mark-to-market of $61 million. The servicing portfolio ended the quarter at $937 billion in UPB. Servicing generated pretax operating income, excluding other mark-to-market, of $301 million. At quarter end, the carrying value of the MSR was $8,504 million equivalent to 161 bps of MSR UPB.

	Quarter Ended
($ in millions)	Q3'23			Q2'23
	$		BPS	$		BPS
Operational revenue		$561	25.0		$442	20.9
Amortization, net of accretion		(160)	(7.1)		(137)	(6.5)
Mark-to-market		63	2.8		63	3.0
Total revenues		464	20.7		368	17.4
Total expenses		(172)	(7.6)		(159)	(7.5)
Total other expenses, net		69	3.0		34	1.6
Income before taxes		361	16.1		243	11.5
Other mark-to-market		(61)	(2.7)		(61)	(2.9)
Accounting items		1	—		—	—
Pretax operating income excluding other mark-to-market and accounting items		$301	13.4		$182	8.6

	Quarter Ended
	Q3'23			Q2'23
MSRs UPB ($B)	$		528	$		459
Subservicing and Other UPB ($B)			409			423
Ending UPB ($B)	$		937	$		882
Average UPB ($B)	$		897	$		848
60+ day delinquency rate at period end			1.9%			2.0%
Annualized CPR			5.3%			5.5%
Modifications and workouts			21,459			16,851

Originations

The Originations segment focuses on creating servicing assets at attractive margins by acquiring loans through the correspondent channel and refinancing existing loans through the direct-to-consumer channel. Originations earned pretax income and pretax operating income of $29 million.

The Company funded 12,468 loans in the third quarter, totaling approximately $3.4 billion UPB, which was comprised of $1.7 billion in direct-to-consumer and $1.7 billion in correspondent. Funded volume decreased 11% quarter-over-quarter, while pull through adjusted volume decreased 13% quarter-over-quarter to $3.3 billion.

	Quarter Ended
($ in millions)	Q3'23		Q2'23
Income before taxes	$	29	$	38
Accounting items		—		—
Pretax operating income excluding accounting items and other	$	29	$	38
	Quarter Ended
($ in millions)	Q3'23		Q2'23
Total pull through adjusted volume	$	3,308	$	3,819
Funded volume	$	3,412	$	3,822
Refinance recapture percentage		83%		80%
Recapture percentage		24%		24%
Purchase volume as a percentage of funded volume		54%		63%

Conference Call Webcast and Investor Presentation

The Company will host a conference call on October 25, 2023 at 10:00 A.M. Eastern Time. Preregistration for the call is now available in the Investor section of www.mrcoopergroup.com. Participants will receive a toll-free dial-in number and a unique registrant ID to be used for immediate call access. A simultaneous audio webcast of the conference call will be available under the investors section on www.mrcoopergroup.com.

Non-GAAP Financial Measures

The Company utilizes non-GAAP financial measures as the measures provide additional information to assist investors in understanding and assessing the Company’s and our business segments’ ongoing performance and financial results, as well as assessing our prospects for future performance. The adjusted operating financial measures facilitate a meaningful analysis and allow more accurate comparisons of our ongoing business operations because they exclude items that may not be indicative of or are unrelated to the Company’s and our business segments’ core operating performance, and are better measures for assessing trends in our underlying businesses. These notable items are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operational and planning decisions and evaluating the Company’s and our business segment’s ongoing performance. Pretax operating income (loss) in the servicing segment eliminates the effects of mark-to-market adjustments which primarily reflects unrealized gains or losses based on the changes in fair value measurements of MSRs and their related financing liabilities for which a fair value accounting election was made. These adjustments, which can be highly volatile and material due to changes in credit markets, are not necessarily reflective of the gains and losses that will ultimately be realized by the Company. Pretax operating income (loss) in each segment also eliminates, as applicable, transition and integration costs, gains (losses) on sales of fixed assets, certain settlement costs that are not considered normal operational matters, intangible amortization, change in equity method investments, fair value change in equity investments and other adjustments based on the facts and circumstances that would provide investors a supplemental means for evaluating the Company’s core operating performance. Return on tangible common equity (ROTCE) is computed by dividing net income by average tangible common equity (also known as tangible book value). Tangible common equity equals total stockholders’ equity less goodwill and intangible assets. Management believes that ROTCE is a useful financial measure because it measures the performance of a business consistently and enables investors and others to assess the Company’s use of equity. Tangible book value is defined as stockholders’ equity less goodwill and intangible assets. Our management believes tangible book value is useful to investors because it provides a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets.

Forward Looking Statements

Any statements in this release that are not historical or current facts are forward looking statements. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. Certain of these risks and uncertainties are described in the “Risk Factors” section of Mr. Cooper Group’s most recent annual reports and other required documents as filed with the SEC which are available at the SEC’s website at http://www.sec.gov. Mr. Cooper undertakes no obligation to publicly update or revise any forward-looking statement or any other financial information contained herein, and the statements made in this press release are current as of the date of this release only.

Financial Tables

MR. COOPER GROUP INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (millions of dollars, except for earnings per share data)

	Three Months Ended September 30, 2023	Three Months Ended June 30, 2023
Revenues:
Service related, net	$432	$402
Net gain on mortgage loans held for sale	142	84
Total revenues	574	486
Total expenses:	301	278
Other income (expense), net:
Interest income	167	117
Interest expense	(146)	(122)
Other income (expense), net	58	(5)
Total other income (expense), net	79	(10)
Income before income tax expense	352	198
Income tax expense	77	56
Net income	$275	$142

Earnings per share:
Basic	$4.14	$2.10
Diluted	$4.06	$2.07
Weighted average shares of common stock outstanding (in millions):
Basic	66.4	67.6
Diluted	67.7	68.6

MR. COOPER GROUP INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (millions of dollars)

	September 30, 2023	June 30, 2023
Assets
Cash and cash equivalents	$553	$517
Restricted cash	151	170
Mortgage servicing rights at fair value	8,504	7,149
Advances and other receivables, net	758	802
Mortgage loans held for sale at fair value	893	1,187
Property and equipment, net	59	61
Deferred tax assets, net	499	657
Other assets	2,010	2,601
Total assets	$13,427	$13,144

Liabilities and Stockholders' Equity
Unsecured senior notes, net	$3,147	$2,676
Advance and warehouse facilities, net	3,545	3,512
Payables and other liabilities	1,964	2,395
MSR related liabilities - nonrecourse at fair value	467	482
Total liabilities	9,123	9,065
Total stockholders' equity	4,304	4,079
Total liabilities and stockholders' equity	$13,427	$13,144

UNAUDITED SEGMENT STATEMENT OF OPERATIONS & EARNINGS RECONCILIATION (millions of dollars, except for earnings per share data)

	Three Months Ended September 30, 2023
	Servicing	Originations	Corporate/ Other	Consolidated

Service related, net	$392	$18	$22	$432
Net gain on mortgage loans held for sale	72	70	—	142
Total revenues	464	88	22	574
Total expenses	172	58	71	301
Other income (expense), net:
Interest income	157	10	—	167
Interest expense	(88)	(11)	(47)	(146)
Other income, net	—	—	58	58
Total other income (expense), net	69	(1)	11	79
Pretax income (loss)	$361	$29	$(38)	$352
Income tax expense				77
Net income				$275
Earnings per share
Basic				$4.14
Diluted				$4.06

Non-GAAP Reconciliation:
Pretax income (loss)	$361	$29	$(38)	$352
Other mark-to-market	(61)	—	—	(61)
Accounting items / other	—	—	(44)	(44)
Intangible amortization	1	—	1	2
Pretax operating income (loss)	$301	$29	$(81)	$249
Income tax expense(1)				(60)
Operating income				$189
Operating ROTCE(2)				18.7%
Average tangible book value (TBV)(3)				$4,032
(1)	Assumes tax-rate of 24.2%.
(2)	Computed by dividing annualized earnings by average TBV.
(3)	Average of beginning TBV of $3,931 and ending TBV of $4,133.

UNAUDITED SEGMENT STATEMENT OF OPERATIONS & EARNINGS RECONCILIATION (millions of dollars, except for earnings per share data)

	Three Months Ended June 30, 2023
	Servicing	Originations	Corporate/ Other	Consolidated

Service related, net	$365	$16	$21	$402
Net gain on mortgage loans held for sale	3	81	—	84
Total revenues	368	97	21	486
Total expenses	159	59	60	278
Other income (expense), net:
Interest income	107	10	—	117
Interest expense	(73)	(10)	(39)	(122)
Other expense, net	—	—	(5)	(5)
Total other income (expense), net	34	—	(44)	(10)
Pretax income (loss)	$243	$38	$(83)	$198
Income tax expense				56
Net income				$142
Earnings per share
Basic				$2.10
Diluted				$2.07

Non-GAAP Reconciliation:
Pretax income (loss)	$243	$38	$(83)	$198
Other mark-to-market	(61)	—	—	(61)
Accounting items / other	—	—	11	11
Intangible amortization	—	—	2	2
Pretax operating income (loss)	$182	$38	$(70)	$150
Income tax expense				(36)
Operating income(1)				$114
ROTCE(2)				11.7%
Average tangible book value (TBV)(3)				$3,896
(1)	Assumes tax-rate of 24.2%.
(2)	Computed by dividing annualized earnings by average TBV.
(3)	Average of beginning TBV of $3,860 and ending TBV of $3,931.

Non-GAAP Reconciliation:	Quarter Ended
($ in millions except value per share data)	Q3'23	Q2'23
Stockholders' equity (BV)	$4,304	$4,079
Goodwill	(141)	(120)
Intangible assets	(30)	(28)
Tangible book value (TBV)	$4,133	$3,931
Ending shares of common stock outstanding (in millions)	65.8	66.8

BV/share	$65.38	$61.02
TBV/share	$62.78	$58.81

Net income	$275	$142
ROCE(1)	26.2%	14.1%

Beginning stockholders’ equity	$4,079	$3,986
Ending stockholders’ equity	$4,304	$4,079
Average stockholders’ equity (BV)	$4,192	$4,033
(1)	Return on Common Equity (ROCE) is computed by dividing annualized earnings by average BV.

Contacts

Investor Contact:
Kenneth Posner, SVP Strategic Planning and Investor Relations
(469) 426-3633
Shareholders@mrcooper.com

Media Contact:
Christen Reyenga, VP Corporate Communications
MediaRelations@mrcooper.com